August 13, 2012

Via E-Mail

Elkhorn Goldfields Inc.

1610 Wynkoop Street

Suite 400

Denver, CO

80202

Attention: Robert Trenaman

Dear Sirs:

Purchase of Gold Stream from Elkhorn Goldfields LLC (“Elkhorn”)

Further to our recent discussions and at your request, this binding letter of intent sets forth the general terms and conditions pursuant to which it is proposed that Black Diamond Financial Group LLC (“BDFG”), as the Manager of Black Diamond Holdings LLC, (“BDH”) has proposed to expand the existing Mineral Purchase Contract between Elkhorn and BDH.

Based upon the success of marketing the revised Mineral Purchase Agreement, the number of ounces purchased under the contract will be increased by an additional 38,000 ozs to 71,000 ozs of payable gold (the “BDFG Payable Gold”). The upfront for this purchase shall be increased up to $12,500,000 which shall be advanced in several tranches as per a schedule to be agreed on between BDFG, BDH, and Elkhorn. The BDFG Payable Gold under the Mineral Purchase Agreement will be reduced from 80% to 50%. After the Golden Dream has produced 142,000 ozs resulting in the fulfillment of 71,000 ozs of delivered as per the contract, there will be no BDFG Payable Gold until such time as the Golden Dream has produced a total of 250,000 ounces. After the Golden Dream Mine has produced 250,000 ounces, BDFG will be entitled to 15% of gold produced over the remaining life of the Golden Dream Mine.

The existing Mineral Purchase Agreement will be amended to serve as a Master Mineral Purchase Agreement to allow for Sub-Mineral Purchase Contracts.

BDFG will be responsible as the Manager of BDH for the construction, finalization and funding of the agreement contemplated hereunder. Under the Advisory Agreement between BDFG and Elkhorn, BDFG will be paid a fee of up to $1,140,000, and will be responsible for all expenses relative to the expanded contract.

1610 Wynkoop Street, Suite 400, Denver, CO 80202

Phone 303 893 2334

Fax 303.957.5536 ׀ www.bdfin.com

If you are in agreement with the terms set forth, please sign below. It is acknowledged that this Letter of Intent shall be subject to Board Approval of Elkhorn Goldfields Inc. and Eastern Resources Inc. and the Board of BDFG, and BDH.

Sincerely,

BLACK DIAMOND FINANCIAL GROUP, LLC

By:

Name: Patrick W.M. Imeson

Title: Managing Director/Principal

ACCEPTED AND AGREED

as of this day of August, 2012.

ELKHORN GOLDFIELDS INC.

By:

Name: Robert Trenaman

Title: President

1610 Wynkoop Street, Suite 400, Denver, CO 80202

Phone 303 893 2334

Fax 303.957.5536 ׀ www.bdfin.com